EXHIBIT 3.1.7

Ross Miller
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change Pursuant
to NRS 78.209
Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Vocalscape Networks, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

400,000,000 shares of Common Stock, par value $0.001 per share. 100,000,000 shares of Class A Common Stock, par value $0.001 per share. 25,000,000 shares of Preferred Stock, [continued on Addendum hereto]

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

400,000,000 shares of Common Stock, par value $0.001 per share. 100,000,000 shares of Class A Common Stock, par value $0.001 per share. 25,000,000 shares of Preferred Stock, [continued on Addendum hereto]

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1 share of Common Stock shall be issued after the change in exchange for 200 shares of Common Stock issued. 1 share of Series A Convertible Preferred Stock shall be issued after the change in exchange for [continued on Addendum hereto]

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares shall be rounded up to the nearest whole share.

7. Effective date of filing (optional): 07/14/08
(must not be later than 90 days after the certificate is filed)

8. Officer Signature: /s/ Ron McIntyre, President
Signature	Title

ADDENDUM TO CERTIFICATE OF CHANGE
OF
VOCALSCAPE NETWORKS, INC.

3. [continued from page 1] $0.001 par value per share, of which 100,000 are designated as Series A Convertible Preferred Stock.

4. [continued from page 1] $0.001 par value per share, of which 100,000 are designated as Series A Convertible Preferred Stock.

5. [continued from page 1] 200 shares of Series A Convertible Preferred Stock issued. All shares of Class A Common Stock issued remain issued and are not exchanged.